UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): September 26, 2016

CATERPILLAR FINANCIAL SERVICES CORPORATION
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (STATE OR OTHER JURISDICTION OF INCORPORATION)	001-11241 (COMMISSION FILE NUMBER)	37-1105865 (IRS EMPLOYER IDENTIFICATION NUMBER)

2120 West End Avenue, Nashville, Tennessee 37203-0001 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
Registrant’s telephone number, including area code: (615) 341-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On September 26, 2016, Caterpillar Financial Services Corporation (the “Company”) issued $366,291,000 aggregate principal amount of Medium-Term Notes, Series H, 1.931% Notes due 2021 (the “New Notes”) in connection with the early settlement of its previously announced offers to exchange certain of its outstanding series of medium-term notes for a combination of the New Notes and cash. The New Notes were issued in reliance on exemptions from the registration requirements of the Securities Act of 1933, as amended.

The New Notes were issued pursuant to an Indenture dated as of April 15, 1985, as supplemented by the First Supplemental Indenture, dated as of May 22, 1986, the Second Supplemental Indenture, dated as of March 15, 1987, the Third Supplemental Indenture, dated as of October 2, 1989, and the Fourth Supplemental Indenture, dated as of October 1, 1990, between the Company and U.S. Bank Trust National Association, as trustee.

In connection with the issuance of the New Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the dealer managers named therein, dated September 26, 2016, which will give holders of the New Notes certain exchange and registration rights with respect to the New Notes. A copy of the Registration Rights Agreement is filed as Exhibit 4.1 and is incorporated herein by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Current Report:

4.1	Registration Rights Agreement, dated September 26, 2016.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Caterpillar Financial Services Corporation

Date: September 27, 2016	By:	/s/ Leslie S. Zmugg

Name: Leslie S. Zmugg Title: Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1	Registration Rights Agreement, dated September 26, 2016.